Wave Systems Appoints New Board Member, R.S. Cheheyl

Lee, MA-March 3, 2015 - Wave Systems Corp. (NASDAQ:WAVX) announced that R. Stephen Cheheyl has been elected as the company’s newest member of the Board of Directors, effective April 6, 2015.

Mr. Cheheyl, a seasoned operating executive with experience in the computer, software and data communications industries, retired as Executive Vice President of Business Operations of Bay Networks, then a $2 billion data networking company formed through the merger of Wellfleet and Synoptics Communications. He continues to be active as a private investor, board member, M&A advisor, CEO mentor, strategic advisor and new business start-up coach.

“Steve has extraordinary financial, operational and business expertise, and we’re delighted that he is joining Wave’s Board of Directors,” said Bill Solms, President and CEO of Wave Systems. “This addition to our current Board of Directors further solidifies our commitment to better serve our customers, to strengthen our partnerships and to build value for our shareholders.”

Mr. Cheheyl is filling the Board of Directors seat that was vacated by the passing of former Board Chairman, Mr. John Bagalay in November 2014. Subsequently, Wave announced the promotion of Mr. Dave Côté to Chairman of the Board, effective December 15, 2014.

During an impressive career spanning more than 30 years, Mr. Cheheyl was the financial officer responsible for the initial public offerings of three companies (Wellfleet, Alliant and Applicon), follow-on offerings, numerous private financings, and a series of mergers and acquisitions as both buyer and seller. Other experience includes several assignments as senior sales officer, as division general manager, and as senior manufacturing executive. As a chief financial officer, he was honored by being named to Upside Magazine’s national annual All-Star Team of technology executives. Mr. Cheheyl served as Senior Vice President of Finance and Administration at Wellfleet Communications guiding that company’s growth from $10 million in revenue to $500 million in four years.

Mr. Cheheyl earned his undergraduate degree at Dartmouth College and his M.B.A. at Northwestern University.

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About Wave Systems
Wave Systems Corp. (NASDAQ: WAVX) reduces the complexity, cost and uncertainty of data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves. Wave has been a foremost expert on this growing trend, leading the way with first-to-market solutions and helping shape standards through its work as a board member for the Trusted Computing Group.

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Company:
Wave Systems Corp.
Walter A. Shephard, CFO
413-243-1600
investors@wave.com

Investor Relations:
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David Collins, Chris Eddy
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